Exhibit 10.12

TEXAS PETROCHEMICALS INC. 2004 STOCK AWARDS PLAN

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made by and between Texas Petrochemicals Inc., a Delaware corporation (the “Company”) and                      (the “Participant”).

WHEREAS, the Company maintains the 2004 Texas Petrochemicals Inc. Stock Awards Plan (the “Plan”) in order to attract and retain quality management personnel and provide its officers, directors and other key Employees with incentives to achieve long-term corporate objectives, (the terms of which are hereby incorporated by reference and made a part of this Agreement; capitalized terms herein which are defined in the Plan shall have the same meaning as in the Plan); and

WHEREAS, the Participant is an officer, director or other key Employee of the Company or its Subsidiary with responsibility for the management or administration of the Company’s and/or such Subsidiary’s business; and

WHEREAS, the Company’s Board of Directors (the “Board”) has determined to grant Restricted Stock under the Plan to the Participant on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 “Disability” shall mean the failure of a Participant to perform his duties due to physical or mental incapacity as determined by the Board.

1.2 “Secretary” shall mean the Secretary of the Company.

ARTICLE II

AWARDS

2.1 Grant Date. In consideration of the Participant’s agreement to remain in Continuous Service with the Company or its Subsidiaries and for other good and valuable consideration, as of                 , the Company hereby grants to Participant a total of                      shares of Company common stock, par value $.01 per share with a Fair Market Value equal to $                 per share (the “Restricted Stock”), subject to the terms, restrictions and other conditions of this Agreement and the Plan.

2.2 Consideration to the Company. In consideration of the grant of the Restricted Stock by the Company, the Participant agrees to render faithful and efficient services to the Company or its Subsidiaries with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in the Plan or this Agreement shall confer upon the

Participant any right to Continuous Service with the Company or its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved the right to discharge the Participant, at any time for any reason, including without limitation for Cause, except to the extent expressly provided otherwise in a written agreement between the Company and the Participant.

ARTICLE III

STOCK CERTIFICATES

3.1 Stock Certificates. The Company shall cause the Restricted Stock to be issued and a stock certificate or certificates representing the Restricted Stock to be registered in the name of Participant or held in book entry form promptly upon execution of this Agreement, but if a stock certificate is issued, it shall be delivered to, and held in custody by, the Company until the applicable restrictions lapse or such Restricted Stock is forfeited at the times specified in Section 5 below.

ARTICLE IV

RESTRICTIONS

4.1 Restrictions. Participant shall have all rights and privileges of a stockholder of the Company with respect to the Restricted Stock, including voting rights and the right to receive dividends paid with respect to such shares, provided, however, no Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his/her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided further, however, that this Section 4.1(a) shall not prevent transfers by will or by the applicable laws of descent and distribution.

ARTICLE V

VESTING

5.1 Vesting Schedule. The restrictions on shares of Restricted Stock shall lapse, and shares of Restricted Stock shall vest with respect to twenty percent (20%) of the shares on July 1, of each             ,             ,             ,              and              provided, that the Participant remains in Continuous Service on such date.

5.2 Other Events.

(a) Except as otherwise provided by the Board, pursuant to Paragraph XIII of the Plan, upon the occurrence of a Change in Control, all restrictions on Restricted Stock shall lapse immediately.

(b) Upon termination of Continuous Service by reason of death or Disability, all restrictions on Restricted Stock shall lapse immediately.

(c) Upon termination of Continuous Service for any reason other than death, Disability, or a Change in Control, except as otherwise provided herein or as set forth in the Plan, all shares of Restricted Stock for which restrictions have not lapsed as of the Participant’s termination of Continuous Service shall be immediately forfeited to the Company.

(d) Upon termination of Continuous Service by reason of Retirement, the Board shall have discretion to provide for the lapse of restriction of Restricted Stock as specifically provided in Paragraph XV(n) of the Plan.

ARTICLE VI

ISSUANCE OF STOCK CERTIFICATES FOR SHARES

6.1 Issuance of Stock Certificates for Shares. The stock certificate or certificates representing the Restricted Stock shall be issued promptly following the execution of this Agreement, and shall be delivered to the Secretary or such other custodian as may be designated by the Company, to be held until their release as provided in Section 3. The certificates representing the Restricted Stock will bear a legend in substantially the form set forth below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND MAY BE SUBJECT TO REACQUISITION BY THE COMPANY UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN TEXAS PETROCHEMICALS INC. (THE “COMPANY”) AND THE HOLDER OF THE SECURITIES. PRIOR TO LAPSE OF RESTRICTIONS AND VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES. A COPY OF THE ABOVE REFERENCED AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY.

ARTICLE VII

WITHHOLDING

7.1 Tax Withholding. Whenever the restrictions on Participant’s rights to shares of Restricted Stock lapse pursuant to Section 5 of this Agreement, the Company shall notify Participant of the amount of tax, if any, which must be withheld by the Company under all applicable federal, state and local tax laws.

ARTICLE VIII

SECURITIES LAWS

8.1 Securities Laws. In connection with the grant of Restricted Stock, Participant covenants, represents and warrants to the Company that:

(a) The Restricted Stock to be acquired by Participant pursuant to this Agreement will be acquired for Participant’s own account and not with a view to, or the intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and neither the Restricted Stock nor any other shares of capital stock of the Company issued or issuable directly or indirectly with respect to the Restricted Stock by way of dividend or split or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization will be disposed of in contravention of the Securities Act, any applicable state securities laws and any procedures reasonably established by the Board to ensure compliance with the foregoing.

(b) Participant is a key Employee of the Company or a member of the Board and is familiar with the financial affairs of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Restricted Stock.

(c) Participant is able to bear the economic risk of his investment in the Restricted Stock for an indefinite period of time because the Restricted Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(d) Participant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Restricted Stock and has had access to such other information concerning the Company as he has requested.

(e) This Agreement constitutes the legal, valid and binding obligation of Participant, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Participant do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Participant is a party or any judgment, order or decree to which Participant is subject.

(f) The shares of Stock are being acquired for the Participant’s own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and the Participant will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representations herein and this Agreement. Participant acknowledges that the Board may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representations and this Agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Board may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares granted hereunder does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Certificates evidencing shares granted herewith shall bear an appropriate legend referring to the provisions of this subsection (f) and this Agreement. The written representations referred to in the first sentence of this subsection (f) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares.

ARTICLE IX

CONDITIONS

9.1 Conditions to Issuance of Stock Certificates. The shares of Stock deliverable upon the grant of Restricted Stock, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be obligated to issue any shares of Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Board deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid.

ARTICLE X

NO RIGHT TO CONTINUOUS SERVICE

10.1 No Right to Continuous Service with the Company. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to Continuous Service with the Company or its Subsidiaries or shall interfere with or restrict in any way the rights of the Company, or its Subsidiaries, which are hereby expressly reserved, to discharge the Participant at any time for any reasons whatsoever, with or without Cause.

ARTICLE XI

STOCK SUBJECT TO THE PLAN

11.1 Restricted Stock Subject to the Plan. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which is attached hereto.

ARTICLE XII

MISCELLANEOUS

12.1 This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.

12.2 No Key Terms may be amended, modified or waived, except as provided in Paragraph XIII and XV(n) of the Plan.

12.3 Except as provided in Section 12.2, this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.

12.4 The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

12.5 This Agreement and the Plan constitute the entire agreement between the parties hereto with respect to the Restricted Stock Award granted herein.

12.6 Except as otherwise herein provided or in the Plan, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of Participant and Participant’s personal representatives.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below.

TEXAS PETROCHEMICALS INC.

By:

Name:

Title:

Date:

PARTICIPANT

Date: